SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 12, 2000



                       DUFF & PHELPS CREDIT RATING CO.
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           (Exact name of registrant as specified in its charter)


         Illinois                        1-13286                 36-3569514
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(State or other jurisdiction)     (Commission File Number)     (IRS Employer
    of incorporation)                                        Identification No.)



55 East Monroe Street, Chicago, Illinois                             60603
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (312) 368-4100
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

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Item 1.     Changes in Control of Registrant.

            On April 12, 2000, Fimalac S.A. announced that it had successfully completed its $100.00 per share cash tender offer for all outstanding shares of Duff & Phelps Credit Rating Co. common stock. The tender offer expired at 12:00 midnight, New York City time, on April 11, 2000. Approximately 4,496,138 Duff & Phelps shares, representing about 96.8% of the outstanding shares, had been validly tendered and not withdrawn prior to the expiration of the offer (including approximately 30,479 shares that were guaranteed to be delivered). All such shares so validly tendered and not withdrawn were accepted for payment, and Fimalac subsequently purchased 4,495,179 shares that were delivered. The acquisition of the shares of common stock was financed partially by Fimalac's internal resources and also from borrowings under secured credit facilities provided by Credit Agricole Indosuez and Credit Lyonnais.

            The newly elected Duff & Phelps officers and board members are Marc de Lacharriere, Chairman of Fitch IBCA and now Chairman of Duff & Phelps, Robin Monro-Davies, CEO, Stephen W. Joynt, President and COO, and Veronique Morali, Managing Director of FIMALAC. Paul McCarthy and Philip Maffei, former Chairman and former President and COO of Duff & Phelps, will stay on as board members of Duff & Phelps.

            A copy of Fimalac's press release dated April 12, 2000 announcing the completion of the tender offer is attached hereto as Exhibit 99.


Item 7.     Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits.


Exhibit No. Description

      99    Press Release of Fimalac S.A. dated
            April 12, 2000.

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                                  SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DUFF & PHELPS CREDIT RATING CO.



Date: April 26, 2000                      By: /s/ Stephen W. Joynt
                                              ---------------------------
                                                Stephen W. Joynt
                                                President

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                              INDEX TO EXHIBITS


Exhibit Number          Exhibit Description

      99                Press Release of Fimalac S.A.
                        dated April 12, 2000.

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